Exhibit 99.1

The Men’s Wearhouse, Inc.
     News Release
FOR IMMEDIATE RELEASE
MEN’S WEARHOUSE DECLARES QUARTERLY CASH DIVIDEND
HOUSTON — October 5, 2010 — Men’s Wearhouse (NYSE: MW) announced that its Board of Directors declared a quarterly cash dividend of $0.09 per share on the Company’s common stock, payable on December 24, 2010 to shareholders of record at the close of business on December 14, 2010.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,219 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores. Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of TwinHill in the United States and Dimensions and Alexandra in the United Kingdom.
For additional information on Men’s Wearhouse, please visit the company’s website at www.menswearhouse.com.

CONTACT:	Neill Davis, EVP & CFO, Men’s Wearhouse (281) 776-7000 Ken Dennard, DRG&E (713) 529-6600
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